Exhibit (j)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated November 29, 2017 relating to the financial statements of AB Limited Duration High Income Portfolio for the fiscal year ended September 30, 2017, December 28, 2017 relating to the financial statements of AB Tax-Aware Fixed Income Portfolio for the fiscal year ended October 31, 2017 and December 29, 2017 relating to the financial statements of AB Credit Long/Short Portfolio, AB Intermediate Bond Portfolio and AB Income Fund for the fiscal year ended October 31, 2017, each a portfolio of AB Bond Fund, Inc., which are incorporated by reference in this Post-Effective Amendment No. 168 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.

                                                     /s/ Ernst & Young LLP


New York, New York
January 30, 2018